Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	CONTACT:	Brent Collins Director of Investor Relations bcollins1@wtoffshore.com 713-624-7364

W&T Offshore Announces Timing of Second Quarter 2022 Earnings and Participation in Investor Relations Event

HOUSTON, August 5, 2022 – W&T Offshore, Inc. (NYSE: WTI) (“W&T” or the “Company”) today announced the timing of its second quarter of 2022 earnings release and conference call, as well as its participation in an upcoming investor relations event.

The Company is scheduled to issue its second quarter of 2022 earnings release on Monday, August 8, 2022, before market open.  A conference call to discuss financial and operational results is scheduled for Monday, August 8, 2022 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

Interested parties may listen to the call via webcast at the Company’s website at www.wtoffshore.com under “Investors.”  Alternatively, the call may be accessed by dialing 1-844-739-3797 for domestic parties and 1-412-317-5713 for international parties; phone participants are advised to call in 10 minutes in advance of the call start time and request to be joined to the “W&T Offshore, Inc. Conference Call.”  An audio replay will be available on the Company’s website following the call.

Additionally, the Company is scheduled to participate in the EnerCom Denver Energy Conference to be held in Denver, Colorado from August 7-10, 2022.  Tracy W. Krohn, Chairman and Chief Executive Officer, will present on Monday, August 8, 2022 and management will host in-person one-on-one meetings with investors during the conference. The presentation will be webcast live by EnerCom on their conference website which can be accessed at www.enercominc.com.  An updated investor presentation will also be posted on the Company’s web site at www.wtoffshore.com in the “Investors” section on the “Presentations” page prior to the event.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of Mexico and has grown through acquisitions, exploration, and development.  As of March 31, 2022, the Company had working interests in 47 fields in federal and state waters and has under lease approximately 655,000 gross acres, including approximately 474,000 gross acres on the Gulf of Mexico Shelf and approximately 181,000 gross acres in the Gulf of Mexico deepwater.  A majority of the Company’s daily production is derived from wells it operates.  For more information on W&T, please visit the Company’s website at www.wtoffshore.com.